UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

WebBank Banking Program

On August 26, 2024, Sezzle Inc. (Sezzle or the Company) and WebBank, an FDIC-insured, Utah-chartered industrial bank, entered into a five-year strategic partnership program by executing a Loan and Receivables Sale Agreement and Marketing and Servicing Agreement. The program is expected to launch in September 2024, subject to completion of the parties’ confirmatory testing and procedures. WebBank will serve as Sezzle’s exclusive bank to originate and finance products currently offered through the Sezzle platform, including Sezzle’s “Pay-in-2” and “Pay-in-4” products, subject to limited exceptions. WebBank will also serve as the exclusive issuer of all Sezzle subscription products and the exclusive issuer of Sezzle card products, including the Sezzle Virtual Card (subject to up to a one-year transition period) and gift cards.

WebBank, through Sezzle’s marketing efforts, will offer loans to U.S. customers to finance purchases of merchant products through the Sezzle platform or within Sezzle’s direct merchant network. Sezzle, subject to WebBank’s review and approval, will act as the administrator of the program and master servicer, with responsibility over the marketing, administration, legal and compliance, application of WebBank’s underwriting criteria, origination assistance, and ongoing servicing functions.

WebBank has the right to sell all loans it originates under the program to other entities, including Sezzle. In the event WebBank sells loans to Sezzle, the purchase price would be the principal amounts of the loans, plus accrued interest and certain fees.

The Loan and Receivables Sale Agreement and the Marketing and Servicing Agreement contain certain indemnification rights and obligations and certain customary representations and warranties, affirmative covenants, and events of termination.

The foregoing descriptions of the terms of the Loan and Receivables Sale Agreement and the Marketing and Servicing Agreement are summaries only and are qualified in their entirety by reference to those agreements, copies of which will be filed as Exhibits to Sezzle’s quarterly report on Form 10-Q for the quarter ended September 30, 2024. The representations and warranties contained in the Loan and Receivables Sale Agreement and the Marketing and Servicing Agreement were made only for purposes of such agreements (or the applicable related agreements) and as of specific dates, were solely for the benefit of the parties to such agreements (or the applicable related agreements), and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Loan and Receivables Sale Agreement and the Marketing and Servicing Agreement is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

The Company is in the process of determining the economic effect of the program on the Company’s existing guidance, which are subject to a number of assumptions and determinations, including the actual launch date of the program. The Company expects to provide updated guidance for investors to be announced contemporaneously with the release of its third quarter results, but will not be in a position to announce any updates until such time. Details of the time and release of the Company’s earnings call announcing third quarter results and any such updated guidance will be released in early November, consistent with the Company’s historical practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: August 28, 2024	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer